Exhibit 99.3

VENTAS, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005

(Unaudited)

On November 7, 2006, Ventas, Inc. (“Ventas” or the “Company”) completed the acquisition of 64 real estate properties for $602.4 million from affiliated entities of Senior Care, Inc. (“Senior Care”). The real estate properties will be leased to affiliates of Senior Care under a triple-net master lease agreement, with an initial lease term of fifteen years. Prior to the acquisition by Ventas, the portfolio was previously comprised of four separate asset groups owned by fourteen different entities.

The acquisition was funded primarily with the issuance of 1,708,279 shares of Ventas common stock, draws on the Company’s unsecured revolving credit facility, the assumption of $114.8 million of mortgage debt and the issuance of other debt.

The following unaudited pro forma consolidated financial information is based on the historical consolidated financial statements of Ventas and illustrates how the acquisition of the Senior Care assets and Ventas’s 2005 and 2006 mergers, acquisitions and equity offering transactions might have affected those historical consolidated financial statements if the transactions had been completed at an earlier time. Specifically, the pro forma consolidated financial information shows the estimated impact of the acquisition of the real estate properties and the related debt assumed and equity issued and includes only those adjustments which can be directly attributed to the transactions. The unaudited pro forma condensed consolidated balance sheet of Ventas as of September 30, 2006 gives effect to the acquisition of the Senior Care assets as if it had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statements of operations of Ventas for the nine months ended September 30, 2006 and for the year ended December 31, 2005 present the effect of the acquisition of the Senior Care assets and Ventas’s 2005 and 2006 mergers, acquisitions and equity offering transactions on continuing operations as if the transactions had occurred on January 1, 2005 and January 1, 2006.

This pro forma condensed consolidated financial information should be read in conjunction with the following consolidated financial statements and notes thereto:

•	The historical unaudited consolidated financial statements of Ventas included in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2006; and

•	The historical consolidated financial statements of Ventas included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2005.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by the Company’s management; however, they are not necessarily indicative of what the financial position or results of operations of Ventas actually would have been assuming the transactions had been consummated as of the dates indicated nor do they purport to represent the results of operations for future periods. Further, as these unaudited pro forma condensed consolidated financial statements include only those adjustments directly attributable to these transactions, they do not include the impact of any strategies that management may consider in order to continue to efficiently manage the Company’s operations.

VENTAS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2006

(In thousands)

(Unaudited)

	Ventas Historical	Senior Care Acquisition Adjustments (2)			Pro Forma As Adjusted
Assets
Real estate investments:
Net real estate property	$2,473,885	$606,313	(A	)	$3,080,198
Loans receivable, net	192,578	(156,849)	(B	)	35,729

Net real estate investments	2,666,463	449,464			3,115,927

Cash and cash equivalents	1,935	—			1,935
Escrow deposits and restricted cash	52,818	26,212	(C	)	79,030
Deferred financing costs, net	18,100	—			18,100
Notes receivable - related parties	2,518	—			2,518
Other	66,581	(958)	(D	)	65,623

Total assets	$2,808,415	$474,718			$3,283,133

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$2,007,128	$383,506	(E	)	$2,390,634
Deferred revenue	8,780	—			8,780
Accrued interest	35,460	—			35,460
Accounts payable and accrued and other liabilities	82,978	26,212	(C	)	109,190
Deferred income taxes	30,394	—			30,394

Total liabilities	2,164,740	409,718			2,574,458
Commitments and contingencies

Total stockholders’ equity	643,675	65,000	(F	)	708,675

Total liabilities and stockholders’ equity	$2,808,415	$474,718			$3,283,133

See accompanying notes and management’s assumptions to pro forma condensed consolidated financial statements.

VENTAS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2006

(In thousands, except per share amounts)

(Unaudited)

	Ventas Historical	Ventas 2006 Transactions Adjustments (3)	Pro Forma as Adjusted for Ventas 2006 Transactions	Senior Care Acquisition Adjustments (4)			Pro Forma As Adjusted
Revenues:
Rental income	$302,416	$1,829	$304,245	$35,075	(A	)	$339,320
Interest income from loans receivable	4,373	—	4,373	(1,721)	(B	)	2,652
Interest and other income	998	—	998	—			998

	307,787	1,829	309,616	33,354			342,970
Expenses:
Interest	101,597	1,382	102,979	25,025	(C	)	128,004
Depreciation and amortization	87,232	1,028	88,260	11,713	(D	)	99,973
Property-level operating expenses	2,003	—	2,003	—			2,003
General, administrative and professional fees	19,457	—	19,457	—			19,457
Loss on extinguishment of debt	1,273	—	1,273	—			1,273
Other	5,592	—	5,592	—			5,592

	217,154	2,410	219,564	36,738			256,302

Income from continuing operations	$90,633	$(581)	$90,052	$(3,384)			$86,668

Income from continuing operations per common share:
Basic	$0.87	n/a	$0.87	n/a			$0.82
Diluted	$0.87	n/a	$0.86	n/a			$0.82

Shares used in computing income from continuing operations per common share:
Basic	103,886	n/a	103,886	1,708	(E	)	105,594
Diluted	104,415	n/a	104,415	1,708	(E	)	106,123

n/a	Not applicable.

See accompanying notes and management’s assumptions to pro forma condensed consolidated financial statements.

VENTAS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2005

(In thousands, except per share amounts)

(Unaudited)

	Ventas Historical	Ventas 2006 and 2005 Transactions Adjustments (3)	Pro Forma as Adjusted for Ventas 2006 and 2005 Transactions	Senior Care Acquisition Adjustments (4)			Pro Forma As Adjusted
Revenues:
Rental income	$324,719	$63,857	$388,576	$46,767	(A	)	$435,343
Interest income from loans receivable	5,001	—	5,001	—			5,001
Interest and other income	3,268	—	3,268	—			3,268

	332,988	63,857	396,845	46,767			443,612
Expenses:
Interest	105,581	31,509	137,090	34,997	(C	)	172,087
Depreciation and amortization	87,848	30,152	118,000	15,618	(D	)	133,618
Property-level operating expenses	2,576	52	2,628	—			2,628
General, administrative and professional fees	23,104	—	23,104	—			23,104
Stock-based compensation	1,971	—	1,971	—			1,971
Loss on extinguishment of debt	1,376	—	1,376	—			1,376
Other	(14,890)	—	(14,890)	—			(14,890)

	207,566	61,713	269,279	50,615			319,894

Income before net loss on real estate disposals	125,422	2,144	127,566	(3,848)			123,718
Net loss on real estate disposals	(175)	—	(175)	—			(175)

Income from continuing operations	$125,247	$2,144	$127,391	$(3,848)			$123,543

Income from continuing operations per common share:
Basic	$1.32	n/a	$1.23	n/a			$1.18
Diluted	$1.31	n/a	$1.23	n/a			$1.17

Shares used in computing income from continuing operations per common share:
Basic	95,037	8,115	103,152	1,708	(E	)	104,860
Diluted	95,775	8,115	103,890	1,708	(E	)	105,598

n/a	Not applicable.

See accompanying notes and management’s assumptions to pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Basis of Pro Forma Presentation

Ventas is a healthcare real estate investment trust (“REIT”). The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly-owned subsidiaries.

On November 7, 2006, in accordance with the terms of a securities purchase agreement dated September 6, 2006, Ventas acquired 64 real estate assets for an aggregate purchase price of $602.4 million. The assets will be leased to affiliates of Senior Care under a triple-net master lease agreement, with an initial lease term of fifteen years. The master lease agreement provides for rent escalations annually based on changes in the Consumer Price Index. Since the amount of any future rent increase is not known at this time, the pro forma consolidated financial statements exclude any impact of future rent increases.

The acquisition was funded primarily with the issuance of 1,708,279 shares of Ventas common stock, draws on the Company’s unsecured revolving credit facility, the assumption of $114.8 million of mortgage debt and the issuance of other debt.

2.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(A)	Represents the purchase price of the 64 real estate properties acquired, including estimated acquisition and closing costs:

(in thousands)
Purchase price	$602,413
Acquisition and closing costs	3,900

Total acquisition costs	$606,313

(B)	Represents a bridge loan issued to affiliates of Senior Care in August 2006 that was outstanding at September 30, 2006 and was repaid in connection with the acquisition.

(C)	Represents a security deposit and escrows for real estate taxes and insurance that Ventas will hold on behalf of Senior Care.

(D)	Represents the elimination of the accrued interest receivable on the bridge loan issued to affiliates of Senior Care in August 2006 of $1.4 million, offset by $0.4 million in lease origination costs which are deferred and amortized over the lease term.

(E)	Represents the reduction of $156.8 million included in the unsecured revolving credit facility balance at September 30, 2006 for borrowings related to the bridge loan issued to affiliates of Senior Care in August 2006, offset by the assumption of $114.8 million of mortgage debt assumed in connection with the purchase of the real estate assets of Senior Care and borrowings of $425.6 million to fund the transaction. The borrowings include $225.0 million of 6.75% Senior Notes due 2017 issued in September 2006 and borrowings under the Company’s unsecured revolving credit facility.

(F)	Reflects the issuance of approximately 1.7 million shares of Ventas common stock, which was a component of the consideration paid by Ventas to acquire the Senior Care assets.

3.	2005 and 2006 Transaction Adjustments

Reflects the effect on rental income, interest and depreciation and amortization on continuing operations and shares used in computing earnings per share from continuing operations as if Ventas had consummated its 2006 and 2005 acquisitions, including debt to fund these acquisitions, and 2005 equity offering as of the beginning of the nine-month period ended September 30, 2006 and the year ended December 31, 2005.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS—Continued

(Unaudited)

4.	Adjustments to the Pro Forma Condensed Consolidated Statements of Income

(A)	Represents rental income for the 64 real estate properties acquired and leased to Senior Care.

(B)	Represents the elimination of the interest earned on the bridge loan issued to affiliates of Senior Care in August 2006, which was repaid at the closing of the transaction.

(C)	Represents nine months and one year of interest on the debt required for the Senior Care acquisition, offset by interest expense included in the operating results for the nine months ended September 30, 2006 calculated as follows (in thousands):

Debt Obligation	Amount	Average Effective Interest Rate	Pro Forma Annual Interest Expense for the nine months ended September 30, 2006	Pro Forma Annual Interest Expense for the year ended December 31, 2005
2017 Senior Notes	$225,000	7.01%	$11,829	$15,773
Mortgage debt assumed	114,785	6.07%	5,226	6,967
Unsecured revolving credit facility	201,928	6.07%	9,193	12,257

	$541,713		26,248	$34,997

Interest included in the operating results for the nine months ended September 30, 2006			(1,223)

			$25,025

        The effective interest rate on the 2017 Senior Notes represents the “all-in” rate including amortization of the deferred costs and note discount associated with the issuance of these notes. The effective interest rate on the unsecured revolving credit facility and the mortgage debt assumed (which is variable based on the Company’s unsecured revolving credit facility’s variable rate) is based on the current one-month LIBOR rate plus the current borrowing spread. If the assumed one-month LIBOR rate increased (decreased) by one-eighth of one percent, the pro forma interest expense would increase (decrease) by $296,000 and $396,000 for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.

(D)	Additional depreciation expense represents the depreciation of the acquired real estate assets. Depreciation expense is calculated on a straight line basis based on Ventas’s preliminary purchase price allocation and using a 35-year life for buildings and improvements. Amortization of the lease origination costs is also included in the pro forma calculation.

(E)	Reflects the issuance of approximately 1.7 million shares of Ventas common stock, which was a component of the consideration paid by Ventas to acquire the Senior Care assets.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS—Continued

(Unaudited)

5.	Funds from Operations

Historical and pro forma funds from operations (“FFO”) for the nine months ended September 30, 2006 are summarized as follows:

	Ventas Historical	Ventas 2006 Transactions Adjustments (3)	Pro Forma as Adjusted for Ventas 2006 Transactions	Senior Care Acquisition Adjustments (4)	Pro Forma As Adjusted
	(in thousands)
Net income	$90,633	$(581)	$90,052	$(3,384)	$86,668

Adjustments:
Depreciation on real estate assets	86,454	1,028	87,482	11,693	99,175

Funds from operations	$177,087	$447	$177,534	$8,309	$185,843

FFO per diluted share:	$1.70	n/a	$1.70	n/a	$1.75

Dilutive shares outstanding used in computing FFO per share	104,415		104,415		106,123

Historical and pro forma FFO for the year ended December 31, 2005 are summarized as follows:

	Ventas Historical	Ventas 2006 and 2005 Transactions Adjustments (3)	Pro Forma as Adjusted for Ventas 2006 and 2005 Transactions	Senior Care Acquisition Adjustments (4)	Pro Forma As Adjusted
	(in thousands)
Net income	$130,583	$2,144	$132,727	$(3,848)	$128,879

Adjustments:
Depreciation on real estate assets	87,406	30,152	117,558	15,591	133,149
Loss on real estate disposals	175	—	175	—	175
Other items:
Discontinued operations:
Depreciation on real estate assets	153	—	153	—	153
Gain on sale of real estate	(5,114)	—	(5,114)	—	(5,114)

Funds from operations	$213,203	$32,296	$245,499	$11,743	$257,242

FFO per diluted share:	$2.23	n/a	$2.36	n/a	$2.44

Dilutive shares outstanding used in computing FFO per share	95,775	8,115	103,890	1,708	105,598

n/a	Not applicable.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS—Continued

(Unaudited)

Pro forma FFO is presented for information purposes only, and the Company does not expect that this information will reflect Ventas's FFO. Pro forma FFO was based on available information and upon assumptions that the Company believes are reasonable.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT, and the Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the Company’s consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the unaudited pro forma condensed consolidated financial statements and data included or referred to elsewhere in this filing.